As filed with the Securities and Exchange Commission on July 20, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the

Securities Act of 1933

EnergySolutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0653027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

423 West 300 South, Suite 200

Salt Lake City, Utah  84101

Telephone:  (801) 649-2000

(Address of Principal Executive Offices,

including Zip Code)

EnergySolutions, LLC 401(k) Profit Sharing Plan

(Full title of the plan)

David J. Lockwood

President and Chief Executive Officer

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

(801) 649-2000

 (Name, address and telephone number, including area code, of agent for service)

Copy to: Scott A. Berdan Holland & Hart LLP One Boulder Plaza 1800 Broadway, Suite 300 Boulder, Colorado 80302 (303) 473-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares, par value $0.01per share	2,000,000	$1.64	$3,280,000	$375.90

(1)                                 Pursuant to Rule 416(b), in the event of a stock split, stock dividend, or similar transaction involving the common stock of EnergySolutions, Inc., the number of shares registered hereunder shall automatically be increased to cover the resulting additional shares.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)                                 Calculated in accordance with Rules 457 (c) and (h)(1) promulgated under the Securities Act of 1933, as amended, on the basis of the average high and low price per share of common stock of EnergySolutions, Inc., as reported on the New York Stock Exchange on July 16, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are hereby incorporated herein by reference:

(1)                                 The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 15, 2012;

(2)                                 EnergySolutions, LLC 401(k) Profit Sharing Plan Annual Report on Form 11-K for the year ended December 31, 2011, filed with the SEC on June 28, 2012;

(3)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 10, 2012;

(4)                                 The Registrant’s Current Reports on Form 8-K filed with the SEC on May 25, 2012, June 11, 2012 and June 19, 2012.

(5)                                 The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (No. 333-141645), which description is incorporated by reference into the Form 8-A filed with the SEC on November 13, 2007, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

In addition, all reports (other than portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Registrant’s bylaws authorize the indemnification of officers and directors of the corporation consistent with Section 145 of the DGCL. The Registrant has entered into indemnification agreements with its directors providing the directors contractual rights to indemnification, and expense advance and reimbursement, to the fullest extent permitted under the DGCL.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description
4.1	EnergySolutions, LLC 401(k) Profit Sharing Plan, as amended.*
5.1	Opinion of Holland & Hart LLP.*
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Tanner LLC.*
23.3	Consent of Holland & Hart LLP (included in Item 5.1 above).
24.1	Power of Attorney (included on signature page of this Registration Statement).

*Filed herewith

The Registrant hereby undertakes that it will submit the EnergySolutions, LLC 401(k) Profit Sharing Plan and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS to qualify such plan and amendments.

Item 9.  Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 20, 2012.

EnergySolutions, Inc.

/s/ David J. Lockwood
David J. Lockwood
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers hereby constitute and appoint David J. Lockwood and Gregory S. Wood with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-8 and any and all amendments thereto, including post-effective amendments to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement on Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ STEVEN R. ROGEL	Chairman of the Board of Directors	July 20, 2012
STEVEN R. ROGEL

/s/ DAVID J. LOCKWOOD	President, Chief Executive Officer and Director	July 20, 2012
DAVID J. LOCKWOOD	(Principal Executive Officer)

/s/ GREGORY S. WOOD	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 20, 2012
GREGORY S. WOOD

/s/ J. BARNIE BEASLEY, JR.	Director	July 20, 2012
J. BARNIE BEASLEY, JR.

/s/ PASCAL COLOMBANI	Director	July 20, 2012
PASCAL COLOMBANI

/s/ JEAN I. EVEREST, II	Director	July 20, 2012
JEAN I. EVEREST, II

/s/ CLARE SPOTTISWOODE	Director	July 20, 2012
CLARE SPOTTISWOODE

/s/ ROBERT A. WHITMAN	Director	July 20, 2012
ROBERT A. WHITMAN

/s/ DAVID B. WINDER	Director	July 20, 2012
DAVID B. WINDER

Pursuant to the requirements of the Securities Act of 1933, the administrator of the EnergySolutions, LLC 401(k) Profit Sharing Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on the 20th day of July, 2012.

EnergySolutions, LLC 401(k) Profit Sharing Plan

By:	/s/ Alvin Shaver

Name: Alvin Shaver

Title: Chair of EnergySolutions, LLC Retirement Plan Committee

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	EnergySolutions, LLC 401(k) Profit Sharing Plan, as amended.*
5.1	Opinion of Holland & Hart LLP.*
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Tanner LLC.*
23.3	Consent of Holland & Hart LLP (included in Item 5.1 above).
24.1	Power of Attorney (included on signature page of this Registration Statement).

*Filed herewith

The Registrant hereby undertakes that it will submit the EnergySolutions, LLC 401(k) Profit Sharing Plan and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS to qualify such plan and amendments.